SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2004

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1524 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Item 5. Other Events

Filing of Bankruptcy Report

The Company is hereby filing its Bankruptcy Report for April 1 through April 30, 2004, which was filed with the Bankruptcy Court on May 28, 2004.

Resignation of Chief Financial Officer and Related Matters

Mr. Allan Ross has informed the Company that effective as of the close of business on June 11, 2004, he is resigning from his employment with the Company, as well as from his positions as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, as well as all other officer or other positions he may hold with the Company or any of its subsidiaries or affiliates.

Effective June 12, 2004, Ms. Karen Thaxton has been appointed by the Board to be the Secretary of the Company, and all of the Company’s subsidiaries.

Effective June 12, 2004, Mr. Jim Cantley has been appointed by the Board to be the Chief Financial Officer of Southern Management Corporation and all of Southern Management’s subsidiaries. Mr. Cantley was also appointed by the Board to be an Assistant Secretary of the Company and all of the Company’s subsidiaries. Mr. Cantley has been employed by the Company for over ten years in various controller capacities and, since January 2001, has served as corporate controller for the Company.

The Board is in the process of determining when to fill the other offices formerly held by Mr. Ross and with whom.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Operating Report for the period April 1, 2004, through April 30, 2004, filed with the U.S. Bankruptcy Court for the District of Delaware on May 28, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Robert R. Dunn
Robert R. Dunn
President and Chief Restructuring Officer

Dated: June 11, 2004

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